
                                                                     EXHIBIT 4.5



                         FIRST SUPPLEMENTAL INDENTURE

                                    BETWEEN

                            ARVIN INDUSTRIES, INC.

                                      AND

                           WILMINGTON TRUST COMPANY

                       DATED AS OF ____________, 199___


                           =========================
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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    Definition of Terms...........................................  1

                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount..............................  2
SECTION 2.2    Maturity......................................................  3
SECTION 2.3    Form and Payment..............................................  3
SECTION 2.4    Global Debenture..............................................  3
SECTION 2.5    Interest......................................................  4

                                 ARTICLE III
                        REDEMPTION OF THE DEBENTURES

SECTION 3.1    Redemption; Conditions to Redemption..........................  5
SECTION 3.2    No Sinking Fund...............................................  6

                                 ARTICLE IV
                   EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1    Extension of Interest Payment Period..........................  6
SECTION 4.2    Notice of Extension...........................................  6

                                 ARTICLE V
                                 EXPENSES

SECTION 5.1    Payment of Expenses...........................................  7
SECTION 5.2    Payment Upon Resignation or Removal...........................  7

                                 ARTICLE VI
                              FORM OF DEBENTURE

SECTION 6.1    Form of Debenture.............................................  8


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                                 ARTICLE VII
                         ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1    Original Issue of Debentures.................................. 14

                                 ARTICLE VIII
                                 MISCELLANEOUS


SECTION 8.1    Ratification of Indenture..................................... 14
SECTION 8.2    Trustee Not Responsible for Recitals.......................... 14
SECTION 8.3    Governing Law................................................. 15
SECTION 8.4    Separability.................................................. 15
SECTION 8.5    Counterparts.................................................. 15


          FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 199___ (the "First Supplemental Indenture"), between Arvin Industries, Inc., an Indiana corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of _____________, 199___ between the Company and the Trustee (the "Indenture").

                             W I T N E S S E T H:

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its ___% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, Arvin Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $100,000,000 aggregate liquidation amount of its ___% Capital Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $3,100,000 aggregate liquidation amount of its ___% Common Securities, in $103,100,000 aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS


SECTION 1.1    Definition of Terms.
               -------------------

               Unless the context otherwise requires:

               (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

               (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

               (c)  the singular includes the plural and vice versa;

               (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

               (e) headings are for convenience of reference only and do not affect interpretation;

               (f)  the following terms have the meanings given to them in the
Declaration: (i) Administrative Trustee; (ii) Capital Security Certificate;
(iii) Clearing Agency; (iv) Delaware Trustee; (v) Distributions; (vi) Pricing Agreement; (vii) Institutional Trustee; (viii) Tax Event; and (ix) Underwriting Agreement;

               (g)  the following terms have the meanings given to them in this
     Section 1.1(g):

               "Additional Interest" shall have the meaning set forth in
     Section 2.5.

               "Compounded Interest" shall have the meaning set forth in
     Section 4.1.

               "Coupon Rate" shall have the meaning set forth in Section 2.5.

               "Declaration" means the Amended and Restated Declaration of Trust of Arvin Capital I, a Delaware statutory business trust, dated as of ____________, 199___, including the Terms of Securities attached thereto as Annex I.

               "Deferred Interest" shall have the meaning set forth in
     Section 4.1.

               "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

               "Global Debenture" shall have the meaning set forth in
     Section 2.4.

               "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

               "Non Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4.

               "Redemption Price" shall have the meaning set forth in
     Section 3.2.


                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount.
               --------------------------------

               There is hereby authorized a series of Debt Securities designated the "___% Junior Subordinated Deferrable Interest Debentures due 2037", limited in aggregate principal amount to $103,100,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.4 of the Indenture.

SECTION 2.2  Maturity.
             --------

             The Maturity Date is _______________, 2037.

SECTION 2.3  Form and Payment.
             ----------------

             Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4  Global Debenture.
             ----------------

             (a) In the event that the Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust:

                  (i) the Debentures may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                  (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

             (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

             (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine, in its sole discretion, that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.11(c) of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5  Interest.
             --------

             (a) Each Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the Coupon Rate, compounded semi-annually, payable (subject to the provisions of Article IV) semi-annually in arrears on
                              and             of each year (each, an "Interest
Payment Date"), commencing __________, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Institutional Trustee is the holder of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Capital Securities are no longer in book-entry only form or, except if the Debentures are held by the Institutional Trustee, the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

             (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

             (c) If, at any time while the Institutional Trustee is the holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                                  ARTICLE III
                         REDEMPTION OF THE DEBENTURES

SECTION 3.1  Redemption; Conditions to Redemption.

             (a) Subject to the provisions of Article III of the Indenture, the Company shall have the right to redeem the Debentures, (i) on or after January __, 2007, in whole at any time or in part from time to time, or (ii) in the event that a Tax Event shall occur and be continuing, then prior to January __, 2007 in whole (but not in part) within 90 days following the occurrence of such Tax Event, upon not less than 30 nor more than 60 days' prior written notice, at the redemption price specified in Section 3.1(b) below (the "Redemption Price"), plus any accrued and unpaid interest, including Additional Interest, if any, thereon to the date of such redemption (the "Redemption Date"); provided, however, that the Company shall not redeem the Debentures in part unless all accrued but unpaid interest has been paid in full on all of the Debentures Outstanding for all semi-annual interest payment periods terminating on or prior to the Redemption Date. If the Debentures are only partially redeemed pursuant to this Section 3.1(a), the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each holder of Debentures to be redeemed.

             (b)  The Redemption Price, in the case of a redemption under
Section 3.1(a)(i) above, shall equal the following prices, expressed in percentages of the principal amount of the Debentures, if the Debentures are redeemed during the 12-month period beginning January __ of the years indicated below:

                                                         REDEMPTION
     YEAR                                                  PRICE
     ----                                                  -----

     2007...............................................        %
     2008...............................................        %
     2009...............................................        %
     2010...............................................        %
     2011...............................................        %
     2012...............................................        %
     2013...............................................        %
     2014...............................................        %
     2015...............................................        %
     2016...............................................        %

and at 100% on or after January ___, 2017.

     The Redemption Price, in the case of a redemption prior to January __, 2007 following a Tax Event, as described under Section 3.1(a)(ii) above, shall equal a "Make-Whole Amount" equal to the greater of (i) 100% of the principal amount of the Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of (A) the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Debentures on January ___, 2007, and (B) scheduled payments of interest from the Redemption Date to January ___, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) 1.50% if such Redemption Date occurs on or before _________, 1988 or (ii) 0.50% if such Redemption Date occurs after ________, 1998.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January ___, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Merrill Lynch Government Securities, Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices during the week preceding such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New
York City time, on the third Business Day preceding such Redemption Date.

             (c) For so long as the Trust is the Holder of all Outstanding Debentures, the proceeds of any redemption provided for in this Section 3.1 shall be used by the Trust to redeem Capital Securities in accordance with their terms.

SECTION 3.2  No Sinking Fund.

             The Subordinated Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1  Extension of Interest Payment Period.
             ------------------------------------

             The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semi-annual interest payment periods (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each semi-annual interest payment period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual interest payment periods or extend beyond the maturity date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2  Notice of Extension.
             -------------------

             (a) If the Institutional Trustee is the only registered holder of the Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give written notice to the Trustee, the Administrative Trustees, and the Institutional Trustee of its election of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any applicable self-regulatory organization or to holders of the Capital Securities, but in any event at least one Business Day before such record date.

             (b) If the Institutional Trustee is not the only holder of the Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its election of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures.

             (c) The semi-annual interest payment period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 semi-annual interest payment periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                   ARTICLE V
                                   EXPENSES

SECTION 5.1  Payment of Expenses.
             -------------------

             (a) In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

             (1) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
     7.6 of the Indenture;

             (2) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

             (3) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

             (b)  The obligations of the Company under paragraphs (a)(2) and
(a)(3) of this Section 5.1 are for the benefit of, and shall be enforceable by, any person to whom any such liabilities, costs, expenses, and taxes are owed (a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the provisions of this Section 5.1(b).

SECTION 5.2  Payment Upon Resignation or Removal.
             -----------------------------------

             Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Indenture, the Company shall pay to the Trustee all amounts accrued and owing to the Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to
Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or Institutional Trustee, as applicable, all amounts accrued and owing to such Trustee to the date of such termination, removal or resignation.

                                  ARTICLE VI
                               FORM OF DEBENTURE

SECTION 6.1  Form of Debenture.
             -----------------

             The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

             [IF THE Debenture IS TO BE A GLOBAL Debenture, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

             Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & CO., has an interest herein.]

No.
    ----------------------


                            ARVIN INDUSTRIES, INC.

            ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                   DUE 2027

             Arvin Industries, Inc., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of $103,100,000 on __________, and to pay interest on said principal sum from _________, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on ________________ and ________________ of each year commencing _____________, at the rate of ___% per annum until the principal hereof shall have become due and payable, plus Additional Interest, if any, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest payment period for which interest is computed will be computed on the basis of actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE --which shall be the close of business on the 15th day of the month in which such Interest Payment Date shall occur.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

             The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

             This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

             The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



Dated
      -------------------

                                         ARVIN INDUSTRIES, INC.



                                         By:
                                            -----------------------
                                         Name:
                                         Title:


Attest:

By:
   ----------------------
Name:
Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


             This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY              or
                                        --------------------------------------
as Trustee                              as Authenticating Agent




By                                    By
  ---------------------------           --------------------------------------
     Authorized Signatory               Authorized Signatory

                        (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ______________, 199__, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of __________, 199__, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     Subject to the provisions of Article III of the Indenture, the Company has the right to redeem this Debenture (i) on or after January __, 2007, in whole at any time or in part from time to time, or (ii) in the event that a Tax Event (as defined in the First Supplemental Indenture) shall occur and be continuing, then prior to January __, 2007, in whole (but not in part) within 90 days following the occurrence of such Tax Event upon not less than 30 nor more than 60 days' prior written notice, at the redemption price specified below (the "Redemption Price"), plus any accrued and unpaid interest, including Additional Interest, if any, thereon to the date of such redemption (the "Redemption Date"); provided, however, that the Company shall not redeem the Debentures in part unless all accrued but unpaid interest has been paid in full on all of the Debentures for all semi-annual interest payment periods terminating on or prior to the Redemption Date.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the principal amount of the Debentures, if the Debentures are redeemed during the 12-month period beginning January __ of the years indicated below:

                                                           REDEMPTION
     YEAR                                                     PRICE
     ----                                                     -----

     2007..................................................        %
     2008..................................................        %
     2009..................................................        %
     2010..................................................        %
     2011..................................................        %
     2012..................................................        %
     2013..................................................        %
     2014..................................................        %
     2115..................................................        %
     2116..................................................        %

and at 100% on or after January ___, 2017.

     The Redemption Price, in the case of a redemption prior to January __, 2007 following a Tax Event, as described under (ii) above, shall equal a Make-Whole Amount, equal to the greater of (i) 100% of the principal amount of the Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of (A) the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Debentures on January ___, 2007, and (B) the scheduled payments of interest from the Redemption Date to January ___, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) 1.50% if such Redemption Date occurs on or before __________, 1998 or (ii) 0.50% if such Redemption Date occurs after ___________, 1998.


     "Treasury Rate" mean (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after January ___, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Merrill Lynch Government Securities, Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices during the week preceding such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

             No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.


             The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 10 consecutive semi-annual interest payment periods (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Date may extend beyond the maturity date of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual interest payment periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

             As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee or such other location designated by the Company pursuant to the Indenture accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

             Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

             No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.


             [The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

             All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE VII
                         ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1  Original Issue of Debentures.
             ----------------------------

             Debentures in the aggregate principal amount of $103,100,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                 ARTICLE VIII
                                 MISCELLANEOUS


SECTION 8.1  Ratification of Indenture.
             -------------------------

              The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.


SECTION 8.2  Trustee Not Responsible for Recitals.
             ------------------------------------

              The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 8.3  Governing Law.
             -------------

              This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.


SECTION 8.4  Separability.
             ------------

              In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.


SECTION 8.5  Counterparts.
             ------------

              This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                   ARVIN INDUSTRIES, INC.



                                   By:
                                       -----------------------------------
                                   Name:
                                   Title:

Attest:



By:
   -------------------------
Name:
Title:

[Seal]

                                   WILMINGTON TRUST COMPANY
                                   not in its individual capacity
                                   but solely as Trustee



                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:
Attest:



By:
   -------------------------
Name:
Title:

[Seal]

STATE OF INDIANA    )
                    )  SS
COUNTY OF _______   )


     On the _____ day of __________, 199___, before me personally came _________ and _________ to me known, who, being by me duly sworn, did depose and say that they are the __________ and _________, respectively, of ARVIN INDUSTRIES, INC., one of the corporations described in and which executed the above instrument; that they know the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their respective names thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this _____ day of _________, 199___.




                                        --------------------------------------
                                        Notary Public



STATE OF DELAWARE   )
                    )  SS
COUNTY OF _______   )


     On the _____ day of__________, 199___, before me personally came __________
and __________ to me known, who, being by me duly sworn, did depose and say that they are __________ and __________, respectively, of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the above instrument; that they know the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their respective names thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this _____ day of __________, 199___.




                                        --------------------------------------
                                        Notary Public